EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (No. 333-112360), Form S-3 (No. 333-181322) and Form S-8 (No. 333-39065, 333-92525, 333-112213, 333-130235, 333-50296, 333-71374, 333-122148, 333-122155, 333-138863, 333-03656, 333-147423, 333-155360, 333-162973, and 333-177952) of Adept Technology, Inc. of our report dated September 24, 2012 relating to the consolidated financial statements and the financial statement schedule, which appear in this Form 10-K.

/s/ Armanino McKenna LLP
ARMANINO McKENNA LLP
San Ramon, California

September 24, 2012